UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 23, 2005

                             ADVANCE NANOTECH, INC.
             (Exact name of registrant as specified in its charter)

                                    011-15499
                            (Commission File Number)


          Colorado                                     82-0379959
(State or other jurisdiction                 (IRS Employer Identification No.)
     of incorporation)


               600 Lexington Avenue, 29th Floor New York, NY 10022

               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (212) 583-0080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

|_| Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)


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Item 8.01 Other Events

In March 2005, Advance Nanotech, Inc. (the "Company") completed a private placement, in which the Company issued common stock and common stock warrants. The Registration Rights Agreement entered into in connection with that transaction imposed certain penalties upon the Company, payable in cash or in stock, at the Company's discretion. Penalties stopped accruing on November 3, 2005, the date upon which the Company's registration statement on Form SB-2 was declared effective.

Accounting guidance requires that warrants with certain types of registration rights must be classified as liabilities. In accordance with Emerging Issues Task Force (EITF) Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In a Company's Own Stock," the Company previously reported the fair value of its common stock warrants as a liability, with an offsetting reduction to additional paid-in capital. When the Company's registration statement became effective, the warrant liability of $22,689,888 was reclassified to equity as additional paid-in capital also pursuant to EITF 00-19.

Exhibit 99.1 as attached to this Form 8-K is filed for the purpose of presenting the effects of the above reclassification that occurred subsequent to the Company's quarterly report on Form 10-QSB for the quarter ended September 30, 2005.

Item 9.01 Exhibits

The following exhibit is filed with this report.

99.1 Advance Nanotech, Inc.'s Pro Forma Unaudited Consolidated Balance Sheet, as of September 30, 2005 illustrating reclassification of warrant valuation from liability to additional paid-in-capital.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             ADVANCE NANOTECH, INC.
                                  (Registrant)



Date: November 30, 2005                      /s/ Magnus R. Gittins
                                  ---------------------------------------------
                                            Magnus R. Gittins, CEO
                                   (Officer duly authorized to sign this report)